UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 8, 2004 (December 6, 2004) Date of Report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Maryland	I-267	13-5531602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania	15601-1689
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 837-3000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 6, 2004, Allegheny Energy Service Corporation (the “Company”), a wholly-owned subsidiary of Allegheny Energy, Inc. (“AYE”), and David B. Hertzog entered into an Agreement (the “Agreement”) in connection with Mr. Hertzog’s resignation as the Vice President and General Counsel of AYE and from any and all of his positions with any parent, subsidiary or affiliate of the Company (collectively, the “Allegheny Companies”).

Pursuant to the Agreement, the Company agreed to make a payment to Mr. Hertzog representing (a) all wages, salary, bonuses, pension and benefit payments and other compensation that currently are owed to him pursuant to the Employment Agreement, dated as of July 18, 2003 and subsequently amended on February 18, 2004 (as amended, the "Employment Agreement"), between the Company and Mr. Hertzog and (b) the value of vested stock options and stock units previously granted to him. In addition, the Company agreed to pay Mr. Hertzog his target bonus for 2004 and approximately $2.95 million in connection with his resignation, representing separation payments and amounts in respect of Mr. Hertzog';s agreement to cancel any and all of his rights under the Employment Agreement. Pursuant to the Agreement, Mr. Hertzog released the Company and the Allegheny Companies from any and all claims relating to his employment or otherwise. The Agreement is subject to a seven calendar day revocation right on the part of Mr. Hertzog and, assuming no revocation, the Agreement will become operative on December 14, 2004.

A copy of the Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.

Effective December 10, 2004, the Employment Agreement was terminated in connection with Mr. Hertzog’s resignation as the Vice President and General Counsel of AYE and from any and all of his positions with the Allegheny Companies. The Employment Agreement was for a five-year term that began on July 28, 2003. Additional details of the Employment Agreement are included in AYE’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 8, 2004.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit Number	Description
99.1	Agreement, dated as of December 6, 2004, between Allegheny Energy Service Corporation and David B. Hertzog.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.

Dated:	December 8, 2004	By:	/s/ Paul J. Evanson

Name:	Paul J. Evanson
Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Agreement, dated as of December 6, 2004, between Allegheny Energy Service Corporation and David B. Hertzog.